UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 12, 2004

U.S. HOME SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-18291	75-2922239
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

750 State Highway 121 Bypass, Suite 170 Lewisville, Texas	75067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 488-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

On November 12, 2004, U.S. Home Systems, Inc. (the “Company”) issued a press release reporting results of operations for the third quarter 2004 and nine months ended September 30, 2004 and the scheduling of a conference call to discuss these results. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

Item 7.01. Regulation FD Disclosure

As previously reported, on June 18, 2004, the Company estimated its earnings guidance for fiscal 2004 to be between $0.42 and $0.48 per diluted share. On November 12, 2004, the Company announced via press release that it is withdrawing its previously estimated 2004 earnings guidance. Further, the Company announced that it would not for the foreseeable future issue any quarterly or annual earnings guidance. A copy of the Company’s press release is attached hereto as Exhibit 99.1.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Exhibits.

Exhibit Number	Description of Exhibit
99.1	Press Release dated November 12, 2004 reporting the Company’s results of operations for the third quarter and nine months ended September 30, 2004 and announcing the withdrawal of its 2004 annual earnings guidance.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on the 12th day of November, 2004 on its behalf by the undersigned, thereto duly authorized.

U.S. HOME SYSTEMS, INC.

By:	/s/ Murray H. Gross
Murray H. Gross
President and Chief Executive Officer

INDEX OF EXHIBITS

Exhibit Number	Description of Exhibit
99.1	Press Release dated November 12, 2004 reporting the Company’s results of operations for the third quarter and nine months ended September 30, 2004 and announcing the withdrawal of its 2004 annual earnings guidance.

IOE-1